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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

To the Board of Directors
Saliva Diagnostic Systems, Inc.

We consent to the use in the Registration Statement on Form SB-2 of Saliva Diagnostic Systems, Inc. (Registration No. 333-_____), of our report dated March 21, 1997 relating to the consolidated financial statements of Saliva Diagnostic Systems, Inc. and its subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                               /s/ Jeffrey S. Gilbert

                                               Jeffrey S. Gilbert, CPA
                                                (successor to the audit firm
                                                of Hollander, Gilbert & Co.)

Los Angeles, California
September 2, 1998